EXHIBIT 10.20

Schedule of Change of Control Agreements

Susan Asch
David Edler
Matthew Garrod
Geraldine Glazer
Robert Haines
Daniel Hrynkow
Edwin Moran
Dean Rivest
Matthew Unger
James Upchurch